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                                                                    Exhibit 99.3

FOR IMMEDIATE RELEASE                                                (SPSS LOGO)
Contact: Marc Brailov, SPSS
312-651-3459
mbrailov@spss.com

                SPSS DELIVERS STRONG FIRST QUARTER 2006 RESULTS;
                   LICENSE GROWTH DRIVES 85% EARNINGS INCREASE

CHICAGO, IL (USA), May 2, 2006 -- SPSS Inc. (NASDAQ: SPSS), a worldwide provider of predictive analytics software, today announced results for the quarter ended March 31, 2006. The Company reported net revenues of $62.2 million, an increase of 8 percent from $57.5 million in the first quarter of 2005. New license revenues were $29.9 million, up 15 percent from $26.0 million in the 2005 first quarter. Diluted earnings per share (EPS) were $0.24, an increase of 85 percent from $0.13 for the same period last year. 2006 first quarter EPS includes a $0.03 charge for the expensing of share-based compensation.

Operating income for the first quarter of 2006 increased to $7.0 million or 11 percent of total revenues, from $4.0 million or 7 percent of total revenues in the same quarter last year. Cash totaled $100.4 million as of March 31, 2006, up from $84.4 million as of December 31, 2005.

"We started the year on a strong note by maintaining the sales momentum built during 2005," said Jack Noonan, SPSS president and CEO. "Through disciplined execution from our sales and marketing teams, we realized an increase in the number of enterprise transactions, achieved year-over-year growth in all major product categories, and saw long-anticipated improvement in revenue from professional services. This growth occurred in each of the major geographies - the Americas, Europe and the Pacific Rim."

SPSS GAINS MORE INDUSTRY ANALYST RECOGNITION

The Company's market leadership continued to receive recognition from leading industry analysts. In January, Gartner, Inc. announced that it had positioned SPSS in its leaders' quadrant for customer data mining, as part of Gartner's first quarter 2006 customer data mining "Magic Quadrant" report
(http://www.spss.com/pdfs/spss_magicquadrant.pdf).

In April, Nucleus Research (www.NucleusResearch.com) released an ROI case study, "SPSS PredictiveMarketing - FBTO," assessing the SPSS PredictiveMarketing solution at FBTO, a European insurance company. The report found that with SPSS PredictiveMarketing, this customer increased their direct marketing conversion rates by 200 percent, increased the productivity of their marketing staff, and achieved a return on investment of 448 percent.

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OUTLOOK AND GUIDANCE

"We were pleased with the revenue growth and margin improvements compared with the prior year quarter, particularly in the face of less favorable currency exchange rates," said Raymond Panza, SPSS executive vice president and CFO. "We believe these financial successes reflect a culture of progress marked by consistent execution, cost-efficiency and increasing productivity. The strength of our balance sheet provides greater flexibility and a solid foundation for on-going financial improvement."

Panza further stated, "2006 second quarter revenues are expected to be between $61 and $63 million with EPS in the range of $0.20 to $0.26. EPS for the 2006 second quarter includes an estimated expense of $0.04 for share-based compensation. We are reiterating previous guidance for the 2006 fiscal year, with revenues expected to total between $248 and $254 million and EPS ranging from $0.98 to $1.09. EPS guidance for this annual period includes estimated expense of $0.16 to $0.20 for share-based compensation. Share-based compensation expense includes the effect of Statement of Financial Accounting Standards 123R as well as the company's increased use of restricted stock units."

CONFERENCE CALL

The company will host a conference call at 5:00 p.m. CT on May 2, 2006, to discuss its financial results. The live call will be broadcast online at www.spss.com/invest. Those interested in participating in the live call should dial 800.706.7745 in the United States and 617.614.3472 internationally. The live call pass-code is 36132717. A replay will be available via phone for one week after the call. To access it, participants should dial 888-286-8010 in the United States or 617-801-6888 internationally. Access code 24739711 is required for the replay. An archived version of the call will also be made available online at www.spss.com/invest approximately two hours after the live call.

                           SPSS INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                        (IN THOUSANDS, EXCEPT PER SHARE)
                                   (UNAUDITED)

                                                 Three Months Ended March 31,    % of Total
                                                 ----------------------------      Revenue
                                                                       Yr/Yr    ------------
                                                    2006      2005    % Chg.     2006   2005
                                                  -------   -------   ------    -----   ----
Net revenues:
   License fees                                   $29,873   $25,997      15%      48%    45%
   Maintenance                                     26,063    25,312       3%      42%    44%
   Services                                         6,290     6,147       2%      10%    11%
                                                  -------   -------              ---    ---
Net revenues                                       62,226    57,456       8%     100%   100%
                                                  -------   -------              ---    ---

Operating expenses:
   Cost of license and maintenance revenues         4,150     3,701      12%       7%     6%
   Cost of license and maintenance revenues --
      software write-off                            1,283        --      NM        2%
   Sales, marketing and services                   30,396    30,278      --%      49%    53%
   Research and development                        12,829    11,404      12%      20%    20%
   General and administrative                       6,616     8,091     -18%      11%    14%
                                                  -------   -------              ---    ---
Operating expenses                                 55,274    53,474       3%      89%    93%
                                                  -------   -------              ---    ---
Operating income                                    6,952     3,982      75%      11%     7%
                                                  -------   -------              ---    ---

Other income (expense):
   Net interest income (expense)                      346       (21)     NM        1%    --
   Other                                              150      (453)     NM       --     -1%
                                                  -------   -------              ---    ---
Other income (expense)                                496      (474)     NM        1%    -1%
                                                  -------   -------              ---    ---
Income before income taxes                          7,448     3,508     112%      12%     6%
Income tax expense                                  2,607     1,088     140%       4%     2%
                                                  -------   -------              ---    ---
Net income                                        $ 4,841   $ 2,420     100%       8%     4%
                                                  =======   =======              ===    ===
Basic net income per common share                 $  0.25   $  0.14      79%

Diluted net income per common share               $  0.24   $  0.13      85%

Share data:
Shares used in basic per share computation         19,294    17,760       9%

Shares used in diluted per share computation       20,266    18,002      13%

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                           SPSS INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                     MARCH 31,   DECEMBER 31,
                                                        2006         2005
                                                     ---------   ------------
ASSETS
Current assets
   Cash and cash equivalents                         $100,431      $ 84,408
   Accounts receivable, net                            40,245        42,488
   Inventories, net                                       587           879
   Deferred income taxes                                5,711         5,624
   Prepaid income taxes                                 4,104         5,067
   Other current assets                                 5,268         5,233
                                                     --------      --------
      Total current assets                            156,346       143,699

Net property, equipment and leasehold improvements     18,660        20,441
Capitalized software development costs, net            27,469        28,522
Goodwill                                               41,365        41,207
Intangibles, net                                        3,577         3,627
Deferred income taxes                                  34,395        32,938
Other noncurrent assets                                 1,416         1,463
                                                     --------      --------
      Total assets                                   $283,228      $271,897
                                                     ========      ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
   Notes payable                                     $     --      $  2,500
   Accounts payable                                     6,947         9,678
   Income and value added taxes payable                 7,026         9,024
   Deferred revenues                                   64,217        63,980
   Other accrued liabilities                           20,824        21,102
                                                     --------      --------
      Total current liabilities                        99,014       106,284

Noncurrent deferred income taxes                          318           449
Noncurrent notes payable                                   --           872
Other noncurrent liabilities                              587           546

Stockholders' equity
   Common Stock                                           193           187
   Additional paid-in capital                         187,921       174,188
   Deferred compensation                                 (812)       (1,069)
   Accumulated other comprehensive loss                (8,694)       (9,420)
   Retained earnings (Accumulated deficit)              4,701          (140)
                                                     --------      --------
      Total stockholders' equity                      183,309       163,746
                                                     --------      --------
      Total liabilities and stockholders' equity     $283,228      $271,897
                                                     ========      ========

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                           SPSS INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                       THREE MONTHS ENDED
                                                         MARCH 31, 2006
                                                       ------------------
                                                         2006       2005
                                                       --------   -------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                          $  4,841   $ 2,420
   Adjustments to reconcile net income to net cash
      provided by operating activities:
      Depreciation and amortization                       4,175     3,564
      Deferred income taxes                              (1,675)      759
      Amortization of share-based compensation              931        37
      Write-off of software                               1,283        --
      Changes in assets and liabilities:
         Accounts receivable                              2,655     8,009
         Inventories                                        294        99
         Prepaid and other assets                           (18)      449
         Accounts payable                                (2,763)     (190)
         Accrued expenses                                  (381)     (281)
         Income taxes                                    (1,065)   (3,364)
         Deferred revenue                                  (291)    1,130
      Other, net                                            152       858
                                                       --------   -------
Net cash provided by operating activities                 8,138    13,490
                                                       --------   -------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures                                  (1,140)   (1,238)
   Capitalized software development costs                (1,339)   (2,283)
                                                       --------   -------
Net cash used in investing activities                    (2,479)   (3,521)
                                                       --------   -------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Net repayments under line-of-credit agreements        (3,372)     (614)
   Proceeds from stock option exercises and employee
      stock purchase plan                                10,698     1,391
   Tax benefit from stock option exercises                2,397        57
                                                       --------   -------
Net cash provided by financing activities                 9,723       834
                                                       --------   -------
Effect of exchange rates on cash                            641      (773)
                                                       --------   -------
Net change in cash and cash equivalents                  16,023    10,030
Cash and cash equivalents at beginning of period         84,408    37,107
                                                       --------   -------
Cash and cash equivalents at end of period             $100,431   $47,137
                                                       ========   =======

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ABOUT SPSS INC.

SPSS Inc. (NASDAQ: SPSS) is a leading worldwide provider of predictive analytics software and solutions. The company's offerings connect data to effective action by drawing reliable conclusions about current conditions and future events. More than 250,000 public sector, academic, and commercial customers, including 95 percent of the Fortune 1000 companies, rely on SPSS software to increase revenues, reduce costs, improve critical business processes, and detect and prevent fraud. Founded in 1968, SPSS is headquartered in Chicago, Illinois. For additional information, please visit www.spss.com.

SAFE HARBOR STATEMENT

This press release contains forward-looking information made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements can be identified by phrases such as "anticipates," "believes," "estimates," "expects," "plans," "intends," "could," "designed," "should be" and other similar expressions which denote expectations of future events rather than statements of fact. These forward-looking statements involve factors that are subject to risks and uncertainties. These risks and uncertainties, which may not be currently ascertainable and many of which are beyond the Company's control, may cause the Company's actual results, performance or achievements to be materially different than the results, performance or achievements expressed in or implied by the forward-looking statements. These risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission ("SEC"). Copies of these filings are available either on the SEC's website at www.sec.gov or from the Company's investor relations department. In light of these risks and uncertainties, the inclusion of forward-looking statements in this press release should not be regarded as a representation by the Company that any future results, performance or achievements will be attained. These forward-looking statements speak only as of the date on which they are made. The Company assumes no obligation to update the forward-looking statements contained in this press release.